Exhibit 16

  This schedule is included to illustrate how yield will be calculated. The examples presented utilize actual data from the Fund.

          Schedule for Computation of Performance Quotations
             For the seven day period ended June 30, 1990

       Effective Yield
                                                       PCS
                                   PCS               Tax-Free
                              Money Market         Money Market
                                Portfolio           Portfolio
                             Daily Dividend       Daily Dividend

   June 24, 1990                .000202736          .000139955
   June 25, 1990                .000202714          .000141010

   June 26, 1990                .000203011          .000141020

   June 27, 1990                .000203118          .000140820
   June 28, 1990                .000203237          .000144512

   June 29, 1990                .000203216          .000141024
   June 30, 1990                .000203216          .000141024


   Total                        .001421248          .000989365


   Divided by 7 =               .000203035          .000141338

   Multiplied by 365 =               7.41%               5.16%




  Compounded Effective Yield for the PCS Money Market Portfolio:

  Compounded Effective Yield:   Add 1 to a and raise this sum to
                                the power of b.  Subtract 1 from
                                this result.

                                a = 7 day total of the Money Market
                                     Portfolio Daily Dividend
                                  =  .001421248

                                b = 365 divided by 7
                                  = 52.14285714



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                                Yield = 7.69%

  Compounded Effective Yield for the PCS Tax-Free Money Market
  Portfolio:

                                Add 1 to a and raise this sum to
                                the power of b.  Subtract 1 from
                                this result.

                                a = 7 day total of the Tax-Free
                                    Money Market Portfolio Daily
                                    Dividend
                                  = .000989365

                                b = 365 divided by 7
                                  = 52.14285714

                                Yield = 5.29%
















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